EXHIBIT 99.1

Vitran Adopts Shareholder Rights Plan

TORONTO, Nov. 4, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a premier Canadian Less-than-Truckload transportation firm, announced today its Board of Directors has approved the adoption of a shareholder rights plan ("Rights Plan"). The Board of Directors adopted the Rights Plan following evaluation and consultation with outside financial and legal advisors. The purpose of the Rights Plan is to provide the shareholders and directors of Vitran with adequate time to consider and evaluate any unsolicited bid and to provide the directors with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid.

As Mr. William Deluce, Vitran's Interim President and Chief Executive Officer, stated in our November 1, 2013 press release, "The Board of Directors' commitment to enhancing value for its shareholders remains unwavering. With the divestiture of the U.S. business, we are now in a better position to explore strategic alternatives including evaluating any proposals made to purchase Vitran and we continue to work with our financial advisor, Stephens Inc. in this process."

Subject to the terms of the Rights Plan, the rights ("Rights") will become exercisable in the event any person, together with any person related to it or acting jointly with it, beneficially owns or announces its intention to acquire or beneficially own 20 percent or more of Vitran's outstanding common shares without complying with the "Permitted Bid" provisions of the Rights Plan. Should a non-Permitted Bid be launched, each Right would entitle each holder of Vitran common shares (other than the acquiring person and persons related to it or acting jointly with it) to purchase additional common shares of Vitran at a 50% discount to the prevailing market price. Under the Rights Plan, a bid that, among other things, is made to all shareholders for all of their common shares on identical terms and conditions and that is open for at least 90 days may constitute a "Permitted Bid".

Based on its public disclosure, TransForce Inc. and its affiliates are a "Grandfathered Person" under the Rights Plan for purposes of the definition of "Acquiring Person", being a Beneficial Owner (as defined in the Rights Plan) of 20 percent or more of the outstanding common shares of Vitran, but will cease to be a Grandfathered Person if it becomes the Beneficial Owner of additional common shares constituting more than 0.25% of the number of outstanding common shares of Vitran. As a result, TransForce's current beneficial ownership of Vitran common shares will not trigger the Rights Plan.

In order to implement the Rights Plan, Vitran's Board of Directors has authorized the issuance of one Right per Vitran common share outstanding to holders of Vitran's common shares outstanding as of the record time, which is expected to be November 15, 2013.

Although effective as of today, the Rights Plan is subject to TSX approval.

A copy of the Rights Plan will be made available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward‐looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward‐looking statements may be generally identifiable by use of the words "anticipate", "intend", "expect", "project", "may", "will", "should", "endeavour" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the effect of the Rights Plan are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward‐looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, to differ materially from those projected in the forward‐looking statements. Factors that may cause such differences include, but are not limited to, regulatory approval and shareholder approval of the Rights Plan. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward‐looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664